EXECUTION
                                                                            COPY

                  AMENDMENT NO. 12, dated as of March 1, 1999 ("Amendment No. 12") to CREDIT AGREEMENT dated as of February 10, 1993 (as amended through the date hereof, the "Credit Agreement") among DI GIORGIO CORPORATION, as Borrower, the financial institutions parties thereto as LENDERS, BT COMMERCIAL CORPORATION, as Agent for the Lenders, and BANKERS TRUST COMPANY, as Issuing Bank. Terms which are capitalized herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.


                  WHEREAS, the Borrower has requested that the Lenders modify certain covenants contained in the Credit Agreement; and

                  WHEREAS, the Lenders have agreed to the foregoing on the terms and subject to the fulfillment of the conditions set forth in this Amendment No. 12;

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

                  Section One. Amendment. Upon the fulfillment of the conditions precedent set forth in Section Three hereof, effective as of December 21, 1998, the Credit Agreement is amended as follows:

                  (a) Section 7.16. Puerto Rico Collections. A new Section 7.16 to the Credit Agreement is hereby added thereto as follows:

                        "7.16 Puerto Rico Collections Received by Borrower. The Borrower agrees that any checks, remittances, collections or other payments in respect of Accounts (collectively "Puerto Rico Collections") arising from sales to account debtors located in the Commonwealth of Puerto Rico ("Puerto Rico Customers") which are received by the Borrower shall be promptly deposited by the Borrower into (i) a Depositary Account maintained with a Blocked Account Bank with which the Borrower and the Agent have a Blocked Account Agreement which is in full force and effect (an "Acceptable Depositary Account") or
                        (ii) a bank account (the "Puerto Rico Collection Account") maintained by the Borrower with a bank located in the Commonwealth of Puerto Rico (the "Puerto Rico Collection Bank"). The Borrower further agrees that on each day on which the Puerto Rico Collection Bank is open for business and on which the available

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                        balances in the Puerto Rico  Collection  Account  exceed
                        $25,000, in the aggregate, the Borrower shall instruct the Puerto Rico Collection Bank to transfer at the end of each such day the amount of such excess balance to the Concentration Account, or an Acceptable Depositary Account. The Borrower further agrees that if, at any time, it shall have received notice from the Agent of the Agent's intention to terminate the procedures set forth in the preceding sentence (which the Agent may elect to do in its sole and absolute discretion, exercised in a commercially reasonable manner), then, immediately upon receipt of such notice, the Borrower shall cease depositing any Puerto Rico Collections received by it into the Puerto Rico Collection Account and shall instead promptly deposit all such Puerto Rico Collections, on each day of receipt, into an Acceptable Depositary Account."

                  (b) Section 8.11. No Investments.  The introductory portion of
Section 8.11 is restated as follows, subsection (a) thereof is deleted in its entirety, and the following is substituted in lieu thereof:

                        "8.11 No Investments. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities or other property of any kind, including without limitation any Subsidiary or Affiliate of the Borrower, other than:

                        (a) Advances or loans evidenced by the Customer Notes, provided that the sum of (i) the aggregate unpaid principal balance of such Customer Notes outstanding at any one time, plus (ii) the aggregate amount of the Borrower's contingent liabilities in respect of the guarantees permitted under Section 8.9(f) hereof, plus
                        (iii) the aggregate amount of all repurchase obligations or other contingent liabilities of the Borrower in respect of such Customer Notes outstanding at any one time, may not exceed $35,000,000 at any one time, provided further that the aggregate amount of any such advances or loans outstanding at any one time to any obligor on any single Customer Note, or series of related Customer Notes, plus the amount of the Borrower's contingent liabilities in respect of its guarantees of such obligor's

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                        indebtedness,  liabilities or other obligations, may not
                        exceed $5,000,000. Notwithstanding the foregoing, in addition to the $5,000,000 limitation with regard to both a single Customer Note, as well as a series of related Customer Notes, set forth in the previous sentence, but subject to the $35,000,000 limitation set forth therein, (x) the Borrower may make advances or loans to a New Jersey corporation known as Foodtown, pursuant to a certain Customer Note dated as of December 23, 1998 in the original principal amount of $6,100,000 (the "Foodtown Note"), so long as the aggregate amount of all advances or loans outstanding on the Foodtown Note, plus the amount of the Borrower's contingent
                        liabilities   in   respect  of  its   guaranty   of  the
                        indebtedness,   liabilities  or  other   obligations  of
                        Foodtown, do not exceed $7,500,000 in the aggregate, at any one time outstanding, and (y) the liability of any affiliate of Foodtown, by virtue of such affiliate's status as a co-maker, co-obligor or surety of the Foodtown Note, shall not count against the $5,000,000 limitation on the aggregate loans and advances which the Borrower may make to any such affiliate pursuant to a Customer Note executed by such affiliate."

                  (c) Section 8.15. No Excess Cash. Section 8.15 is deleted in its entirety, and the following is substituted in lieu thereof:

                        "8.15 No Excess Cash. The Borrower will not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, maintain in the aggregate in all of the checking, savings or other accounts of the Borrower, total cash balances and investments permitted by Section 8.11 hereof in excess of $500,000 at any time during which any Revolving Loans are outstanding hereunder, with the exception of (a) payroll accounts and (b) the Puerto Rico Collection Account, unless the Borrower shall have received a notice from the Agent in accordance with the terms of Section 7.16, in which case, upon such receipt, the exception set forth in this clause (b) shall be of no further force or effect."

                  Section Two. Representations and Warranties. To induce the Lenders to enter into this Amendment No. 12, the Borrower warrants and represents to the Lenders as follows:


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                  (a) the recitals  contained in this  Amendment No. 12 are true and correct in all respects;

                  (b) after giving effect to this Amendment No. 12, all of the representations and warranties contained in the Credit Agreement and each other Credit Document to which the Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

                  (c) the execution, delivery and performance of this Amendment No. 12 by the Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, the Borrower has received all necessary consents to and approvals for the execution, delivery and performance of this Amendment No. 12 (if any shall be required) and this Amendment No. 12 does not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or with the terms or provisions of any other document or agreement to which the Borrower is a party or by which the Borrower or its property may be bound; and

                  (d) upon its execution, this Amendment No. 12 shall be a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  Section Three. Conditions Precedent. This Amendment No. 12 shall become effective when the last of the following events shall have occurred:

                  (a) the Agent shall have received a fully executed counterpart of this Amendment No. 12;

                  (b) no Default shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default upon the giving of notice or lapse of time or both, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case since the date of delivery to the Agent and the Lenders of the Borrower's most recent financial statement, and the Agent and the Lenders shall have received a certificate from the Borrower, executed by its Chief Financial Officer, as to the truth and accuracy of this paragraph (b); and

                  (c) the Agent and the Lenders shall have received such additional documents to further effectuate the purpose of this Amendment No. 12 as any of them or their respective counsel may reasonably request.

                  Section Four. General Provisions.

                  (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.


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                  (b) All  references  to the  Credit  Agreement  shall mean the
Credit Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

                  (c) This Amendment No. 12 may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

                  (d) This Amendment No. 12 shall be governed by, construed and interpreted in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

                  IN WITNESS WHEREOF, each of the Borrower, the Lenders, the Issuing Bank and the Agent has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.

                                       DI GIORGIO CORPORATION

                                       By:        /s/ Robert A. Zorn
                                       -----------------------------
                                       Name:      Robert A. Zorn
                                       Title:     Senior Vice President

                                       BT COMMERCIAL CORPORATION, as

                                       Agent and as a Lender

                                       By:        /s/ Frank A. Chiovari
                                       --------------------------------
                                       Name:      Frank A. Chiovari
                                       Title:     Vice President

                                       LASALLE NATIONAL BANK, as a Lender


                                       By:         /s/ Christopher G. Clifford
                                       ---------------------------------------
                                       Name:      Christopher G. Clifford
                                       Title:     Senior Vice President

                                       IBJ WHITEHALL BANK & TRUST
                                       COMPANY (formerly IBJ Schroder Bank and
                                       Trust Company), as a Lender


                                       By:
                                       Name:
                                       Title:

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                                       CONGRESS FINANCIAL
                                       CORPORATION, as a Lender


                                       By:         /s/ Thomas McGregor
                                       -------------------------------
                                       Name:      Thomas McGregor
                                       Title:     Assistant Vice President

                                       PNC BANK, as a Lender


                                       By:        /s/ Michael Richards
                                       -------------------------------
                                       Name:      Michael Richards
                                       Title:     Vice President

                                       SUMMIT COMMERCIAL/GIBRALTAR
                                       CORP., as a Lender


                                       By:        /s/ Peter J. Hollitscher
                                       -----------------------------------
                                       Name:      PeterJ. Hollitscher
                                       Title:     Vice President

                                       BANKERS TRUST COMPANY,
                                          as Issuing Bank


                                       By:         /s/ Frank A. Chiovari
                                       ---------------------------------
                                       Name:      Frank A. Chiovari
                                       Title:     Vice President

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